Exhibit 10.13

Certain information has been omitted from the exhibit because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential. The omissions have been indicated by (“[***]”).

edward nathan sonnenbergs

johannesburg cape town durban stellenbosch

150 west street

sandown sandton johannesburg 2196

po box 783347 sandton south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

KELLPLANT LICENCE AGREEMENT	FINAL EXECUTION VERSION

between

KELLPLANT (PTY) LTD (to be renamed Kelltechnology South Africa (RF) (Pty) Ltd or such other name as may be approved by the Companies and Intellectual Property Commission of South Africa)

(Registration No. 2008/026628/07)

and

NEWSHELF 1342 (PTY) LTD

(Registration No. 2015/364753/07)

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1.	INTERPRETATION AND DEFINITIONS

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1	words importing:

1.1.1	any one gender include the other two genders;

1.1.2	the singular include the plural and vice versa; and

1.1.3	natural persons include created entities (corporate or unincorporate) and the state and vice versa;

1.2	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

1.2.1	“Agreement” means this licence agreement;

1.2.2	“Business Day” means a day, other than a Saturday, Sunday, or public holiday in Guernsey, the Republic of South Africa or the Republic of Mauritius;

1.2.3	“Concentrate” means the product arising from the process of crushing, milling, flotation, or any other method of separation whereby material containing PGMs is separated from tailings and concentrated from the ore and waste rock;

1.2.4	“the Effective Date” is the date of the fulfilment and/or waiver of the last of the suspensive conditions in clause 3.1 to be fulfilled or waived (as the case may be);

1.2.5	“Exchange Control Regulations” means the South African Exchange Control Regulations, 1961, as promulgated by Government Notice R.1111 of 1 December 1961 and amended up to Government Notice No. R445 in Government Gazette No. 35430 of 8 June 2012;

1.2.6	“Gross Margin” means the Net Refinery Return less the cost of processing the relevant Concentrate using Kelltechnology (including, without limitation, all capital and financing costs), provided that such costs shall be calculated on the basis of

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including amortising capital expenditure on the relevant treatment plant over twenty years;

1.2.7	“Intellectual Property” means the intellectual property rights licensed to KellTech Mauritius under the KellTech Mauritius Licence and, in turn, sub-licensed to Kelltech SA under the Kelltech SA Licence;

1.2.8	“KellPlant” means Newshelf 1342 (Pty) Ltd (Registration No. 2015/364753/07), a company to be incorporated in the Republic of South Africa which will be a wholly- owned subsidiary of the Kelltech SA;

1.2.9	“KellTech Mauritius” means Kelltech Limited (previously named Lifezone SA Ventures Limited), a company registered and incorporated in Mauritius under company number 084564 C1/GBL;

1.2.10	“KellTech Mauritius Licence” means the licence agreement entered into between Lifezone, KellTech Mauritius and Liddell on or about the Signature Date in terms of which, inter alia, Lifezone has licensed the Intellectual Property to KellTech Mauritius on an exclusive basis in various countries including the Licensed Territory for the processing and production of PGMs, and on a non-exclusive basis for the sale of products arising from application of Kelltechnology outside various countries including the Licensed Territory;

1.2.11	“Kelltech SA” means KellPlant (Pty) Ltd, a company incorporated in the Republic of South Africa having registration number 2008/026628/07 (to be renamed Kelltechnology South Africa (RF) (Pty) Ltd or such other name as may be approved by the Companies and Intellectual Property Commission of South Africa) and registered address at DM Kisch House, Inanda Greens Business Park, 54 Wierda Road West, Wierda Valley, Sandton, South Africa;

1.2.12	“Kelltech SA Licence” means the licence agreement (dated 16 April 2014) entered into between Kelltech Mauritius and Kelltech SA;

1.2.13	“Kelltechnology” means the hydrometallurgical process developed by Liddell for the extraction of PGMs that requires significantly less electrical energy than the current conventional matte smelting process;

1.2.14	“Know-How” means all confidential information of whatever nature relating to:

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1.2.14.1	the inventions and technologies that form the subject matter of the Patents;

1.2.14.2	Kelltechnology which is under the possession and control of Lifezone; and

1.2.14.3	all other information generally relating to exploitation, implementation and/or use of the technologies referred to in 1.2.14.1 and 1.2.14.2 above including, without limiting the generality of the foregoing, technical information, manufacturing and processing techniques, designs, specifications, formulae, systems, processes and information concerning materials;

1.2.15	“Libor” means the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for three month US dollar deposits displayed on pages Libor0I and Libor02 of the Reuters screen (or any replacement Reuters page) which displays that rate at 11am (London time) on the first Business Day of each calendar quarter;

1.2.16	“Licence Quarter” means a period of three calendar months starting on the first day of the months of March, June, September and December of any calendar year;

1.2.17	“Licensed Territory” means the Republic of South Africa;

1.2.18	“Liddell” means Keith [***] Liddell ([***]);

1.2.19	“Lifezone” is Lifezone Limited (Company No. 081243 C2/GBL), a company registered and incorporated in Mauritius;

1.2.20	“Net Refinery Return” means the net revenue (after deducting transport costs, customs clearing costs, refining charges and realizations) received from the sales of refined PGMs produced from Concentrate from a plant using Kelltechnology;

1.2.21	“Orkid” means Orkid S.à r.l., Registration No. B 167 777, a limited liability private company duly incorporated in Luxembourg;

1.2.22	“Parties” are Kelltech SA and KellPlant;

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1.2.23	“Patents” means:

1.2.23.1	South African Patent 2000/6600; and

1.2.23.2	South African provisional patent application 2012/05222 and all patent applications and granted patents in the Licensed Territory claiming priority from the aforementioned provisional patent application;

1.2.24	“PGMs” means platinum, palladium, rhodium, ruthenium, iridium and osmium together with the associated metals of gold, silver, nickel, copper and cobalt;

1.2.25	“Reserve Bank” means the Financial Surveillance Department of the South African Reserve Bank;

1.2.26	“Signature Date” is the date of signature of this Agreement by the last of the Parties to do so;

1.2.27	“Shareholders’ Agreement” means the subscription and shareholders’ agreement entered into or to be entered into between Lifezone, Orkid, the Industrial Development Corporation of South Africa Limited, Kelltech Mauritius and Kelltech SA: (a) which governs, amongst other things, the terms and conditions on which the shareholders shall conduct the affairs of Kelltech SA and regulate the relationship between them as shareholders; and (b) pursuant to which the Industrial Development Corporation of South Africa Limited subscribes for shares in Kelltech SA;

1.2.28	“SPM” means Sedibelo Platinum Mines Limited (Registration No. 54400), a company incorporated in Guernsey having its registered address at 11 New Street, St Peter Port, Guernsey, GY1 2PF;

1.2.29	“SPM Group” means SPM and any company in which SPM (a) owns directly or indirectly a majority of the issued share capital and/or (b) holds directly or indirectly a majority of the voting rights and/or (c) is entitled to receive the majority of any distribution and/or (d) is entitled to receive the majority of its assets on a winding up;

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1.2.30	“Taxes” shall include all VAT, income, excise, regional services and other taxes of whatever nature as well as all levies, imposts, duties, charges or fees of whatever nature;

1.2.31	“USD” or “US Dollars” means United States Dollars; and

1.2.32	“USD Exchange Rate” means the average USD/South African Rand foreign exchange spot trading rate published by Reuters in page “ZAR-INVT” at 08h00 on the last day of the month in which the relevant Licence Quarter in question ends;

1.2.33	“VAT” means the value-added tax;

1.3	any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment. Any reference to a particular section in an enactment is to that section as at the Signature Date, and as amended or re-enacted from time to time and/or an equivalent measure in an enactment, provided that if as a result of such amendment or re-enactment, the specific requirements of a section referred to in this Agreement are changed, the relevant provision of this Agreement shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.4	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

1.5	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day;

1.6	references to an “agreement” or “document” shall be construed as a reference to such agreement or document as the same may have been amended, varied, supplemented or novated in writing at the relevant lime in accordance with the requirements of such agreement or document and, if applicable, of this Agreement with respect to amendments;

1.7	expressions defined in this Agreement shall bear the same meanings in annexures to this Agreement which do not themselves contain their own conflicting definitions;

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1.8	the use of any expression in this Agreement covering a process available under Mauritian or South African law such as a winding up (without limitation eiusdem generis) shall, if any of the Parties is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.9	if any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.11	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.12	any reference in this Agreement to a Party shall include a reference to that Party’s assigns expressly permitted under this Agreement and, if such party is liquidated or sequestrated, be applicable also to and binding upon that party’s liquidator or trustee, as the case may be;

1.13	the index and the headings in this Agreement are inserted for convenience only and do not affect its interpretation;

1.14	any annexure to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its annexures;

1.15	references to “clauses” and “Annexures” are references to the clauses and annexures of this Agreement;

1.16	the words “include”, “including” and “in particular” shall be construed as being by way of example or emphasis only and shall not be construed, nor shall they take effect, as limiting the generality of any preceding word/s;

1.17	the words “other” and “otherwise” shall not be construed eiusdem generis with any preceding words where a wider construction is possible; and

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1.18	whenever anyone referred to in this Agreement are required to act “as an expert and not as an arbitrator” in terms of this Agreement, then -

1.18.1	the determination of the expert shall (in the absence of manifest error) be final and binding;

1.18.2	subject to any express provision to the contrary, the expert shall determine the party liable to pay his or its charges, which shall be paid accordingly;

1.18.3	S DEED WITNESSES as followed to determine such methods and processes as he or it may, in his or its sole discretion, deem appropriate in the circumstances provided that the expert may not adopt any process which is manifestly biased, unfair, unreasonable or contrary to accepted market practice at the time;

1.18.4	the expert shall consult with all relevant Parties (provided that the extent of the expert’s consultation shall be in his or its sole discretion) prior to rendering a determination; and

1.18.5	having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.

2.	PREAMBLE

2.1	Lifezone is the proprietor of the Intellectual Property.

2.2	The Intellectual Property is licensed by Lifezone to KellTech Mauritius on the terms set out in the KellTech Mauritius Licence, which agreement, inter alia, grants KellTech Mauritius the right to sub-licence the whole or part of the Intellectual Property on an exclusive basis in South Africa on the basis set out in the Kelltech SA Licence.

2.3	In terms of the Kelltech SA Licence, Kelltech SA has the right to sub-license the Intellectual Property on the basis set out in this Agreement;

2.4	The Parties have agreed that KellTech SA will grant an non-exclusive sub-licence of the Intellectual Property to KellPlant in South Africa on the terms set out in this Agreement.

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3.	CONDITION PRECEDENT

3.1	The whole of this Agreement, other than the provisions of this clause, clause 1 and clauses 17 (Cession and Assignment) to 29 (Severability), which shall be of immediate force and effect on the Signature Date, is subject to the fulfilment of the following suspensive conditions that by no later than the latest date upon which the suspensive conditions to the Shareholders’ Agreement must be fulfilled or waived (as the case may be), or such extended date as the Parties may agree in terms of clause 3.4:

3.1.1	the Shareholders’ Agreement has been entered into and become unconditional, save for any condition contained therein requiring this Agreement to have been entered into and/or become unconditional;

3.1.2	a first addendum to the Kelltech SA Licence has been entered into become unconditional, save for any condition contained therein requiring this Agreement to have been entered into and/or become unconditional

3.1.3	approval has been granted by the Reserve Bank as referenced in the Exchange Control Regulations for KellPlant to pay Kelltech SA in USD in terms of this Agreement;

3.1.4	a first addendum to the Kelltech Mauritius Licence has been entered into and become unconditional, save for any condition contained therein requiring this Agreement to have been entered into and/or become unconditional.

3.2	Forthwith after the Signature Date, the Parties shall use their respective reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive conditions, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

3.3	The suspensive conditions in 3.1.1, 3.1.2 and 3.1.4 have been inserted for the benefit of all of the Parties who will together be entitled to waive fulfilment of same by written agreement prior to the expiry of the relevant time period set out in clause 3.1 (or extended in accordance with clause 3.4).

3.4	Unless the suspensive conditions have been fulfilled or waived by not later than the relevant date for fulfilment thereof set out in clause 3.1 (or such later date or dates as may be agreed in writing between the Parties), the provisions of this Agreement, save for this clause, clause 1 and clauses 17 (Cession and Assignment) to 29 (Severability), which will remain of full force

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and effect, will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive conditions, save for any claims arising from a breach of clause 3.2, as well as any breach of any of the provisions of this Agreement which became effective on the Signature Date.

4.	LICENSED RIGHTS

KellTech SA hereby grants to KellPlant a non-exclusive licence in respect of the Intellectual Property:

4.1	within the Licensed Territory to use and/or exercise the processes and technologies that form the subject matter of the Intellectual Property to construct, commission and operate a plant utilising Kelltechnology at the site of an SPM Group mine in the Licensed Territory conducting the beneficiation of PGMs; and

4.2	to sell goods and products that are the product of the exercise of such licence within the Licensed Territory, such sale not being restricted to the Licensed Territory.

The licence granted to KellPlant excludes the right to sub-license the whole or any part of the Intellectual Property.

5.	TERM OF AGREEMENT

5.1	Save for those clauses in which become of immediate force and effect on the Signature Date pursuant to clause 3, this Agreement commences with effect from the Effective Date and shall remain in force indefinitely, unless terminated in accordance with the provisions of clause 18 (Force majeure), until the date upon which the KellTech SA Licence terminates.

5.2	Within 9 (nine) months of termination of this Agreement for any reason whatsoever, during which period KellPlant shall, subject to clause 22.2, continue to pay Kelltech SA the royalties, KellPlant shall cease to use the Intellectual Property and shall, within 3 (three) months thereafter, return to Kelltech SA or destroy all documents and materials containing, reflecting, incorporating, or based on the Intellectual Property in its possession (and any copies of, or extracts from, such documents or materials) and expunge, as far as practical, all such documents and materials from any computer or data storage system into which it was entered save that KellPlant may retain documents containing or based on the Intellectual Property to the extent required by law or any applicable governmental or regulatory authority.

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5.3	All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect thereafter.

6.	TITLE TO THE INTELLECTUAL PROPERTY

6.1	KellPlant acknowledges that all right, title and interest in and to the Intellectual Property vests in Lifezone and that, save as set out in this Agreement, it has no claim of any nature in and to the Intellectual Property; and

6.2	KellPlant shall not at any time during or after termination or cancellation of this Agreement dispute the validity or enforceability of such rights or the Patents, or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of that right, title and interest of any of the intellectual property rights which may be the subject of this Agreement and shall not counsel or assist any other person to do so.

7.	DELIVERY OF INTELLECTUAL PROPERTY AND PROVISION OF TECHNICAL EXPERTISE

Within 30 (thirty) days of the Effective Date Kelltech SA will deliver to KellPlant one copy of each of the Patents together with a copy of all documentation and other materials in the possession of Kelltech SA adequately imparting the Know-How necessary for the proper implementation of this Agreement.

8.	ROYALTIES AND MARKET REPORTS

8.1	In consideration for the rights granted to it in terms of this Agreement, KellPlant undertakes to pay Kelltech SA a royalty of [***]% ([***] per cent) of Net Refinery Return arising from Concentrate processed using Kelltechnology by KellPlant regardless of the source of the Concentrate.

8.2	Royalties payable for a Licence Quarter shall be calculated and paid by KellPlant within 30 days of the end of the Licence Quarter in question. Where any amounts which are required for purposes of calculating any royalty payable pursuant to clause 8.1 are in any currency other than United States Dollars, then for the purposes of calculating such royalties the same shall be converted to United States Dollars using the USD Exchange Rate in respect of the Licence Quarter to which such royalty relates.

8.3	Simultaneously with each royalty payment KellPlant will furnish Kelltech SA with a complete and accurate royalty statement in a form stipulated by Kelltech SA (acting reasonably) from time to time. All royalty statements furnished by KellPlant pursuant to this Agreement will be

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certified as correct by a director of KellPlant and shall include such particulars of technical information as Kelltech SA may reasonably require from time to time.

8.4	All payments made by KellPlant to Kelltech SA shall be made:

8.4.1	in cash or by electronic transfer;

8.4.2	free of exchange;

8.4.3	without deduction or demand;

8.4.4	at Kelltech SA’s address, or at such other address within Mauritius as Kelltech SA may from time to time nominate by notice duly given or care of Kelltech SA’s Mauritian bankers as notified by Kelltech SA to KellPlant from time to time by notice duly given; and

8.4.5	in United States Dollars.

8.5	In the event that the royalties payable by KellPlant are subject to VAT such tax shall be payable by KellPlant and any amount payable by KellPlant to Kelltech SA shall be calculated net of VAT.

9.	LIABILITY FOR INTEREST ON LATE PAYMENTS

9.1	All amounts which KellPlant is required to pay to Kelltech SA in terms of this Agreement and which are not paid on due date shall bear interest at Libor plus [***]%.

9.2	The said interest shall be calculated monthly in advance from the due date of payment and shall be compounded. The interest rate will be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

9.3	Kelltech SA’s right to charge interest on outstanding amounts shall not detract from any other rights that Kelltech SA may have in terms of this Agreement.

10.	ACCOUNTING RECORDS

10.1	KellPlant shall keep full, true and accurate books of account and records in accordance with generally accepted accounting practice containing all particulars that may be necessary for the purposes of showing the amount of royalties payable to Kelltech SA in terms of this

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Agreement. Such books of account and records shall be kept at the premises where KellPlant’s business is carried on.

10.2	KellPlant shall permit Kelltech SA at any time during business hours to have an independent chartered accountant of Kelltech SA’s selection examine all of the aforementioned books of account and records (including information stored in computer readable form) and to take copies of all such documents, books and records to determine whether all appropriate accounting of royalties hereunder and payments thereof have been made.

11.	TAXES

If KellPlant is compelled by law to make any deductions or withholdings it will pay such additional amounts as may be necessary in order that the net amount received by Kelltech SA after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount Kelltech SA would have received had no such deductions or withholdings been made, and KellPlant will provide Kelltech SA with evidence satisfactory to Kelltech SA (acting reasonably) that it has paid such deductions or withholdings, including, without limitation, an original or certified copy of each tax receipt evidencing such payments within 30 days following the date of each such payment.

12.	IMPROVEMENTS TO THE INTELLECTUAL PROPERTY

12.1	If while this Agreement is in force, KellPlant makes, discovers or acquires any improvement to the Intellectual Property, KellPlant undertakes:

12.1.1	to immediately inform Kelltech SA and Lifezone of such improvement; and

12.1.2	to make such arrangements as are necessary for KellPlant to transfer for US$1 such improvements to Kelltech SA, including entering into such documents and agreements as may be necessary to do so, and Kelltech SA will (in turn) transfer such improvements to Lifezone in terms of the Kelltech SA License.

12.2	Such improvements will be deemed to form part of the Intellectual Property licenced by Kelltech SA to KellPlant under this Agreement. If Lifezone obtains patent or other registered intellectual property rights for such improvements within the Licensed Territory such rights will be deemed to be part of the Intellectual Property licensed by Kelltech SA to KellPlant in terms of this Agreement.

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12.3	If while this Agreement is in force KellPlant becomes aware of any improvements to the Intellectual Property that are made by a third party, KellPlant shall immediately notify Kelltech SA of such improvements.

12.4	KellPlant acknowledges that it shall have no rights of ownership or registration to such improvements, and undertakes that it shall not take any steps to register for itself or otherwise claim ownership of or any rights of use in respect of such improvements to the Intellectual Property nor take any steps which would prejudice: (a) Kelltech SA’s ability to transfer such improvements to Lifezone in terms of the Kelltech SA License; and/or (b) Lifezone’s ability to make any registration thereof.

13.	WARRANTIES BY KELLTECH SA

13.1	Kelltech SA hereby warrants to KellPlant that, as at the Signature Date, the Effective Date and all periods between such dates:

13.1.1	Kelltech SA is free to grant the licence conferred by this Agreement;

13.1.2	Lifezone is the sole proprietor of the Intellectual Property;

13.1.3	no third party holds any rights of any nature in and to the Intellectual Property;

13.1.4	Liddell holds no rights of any nature in and to the Intellectual Property;

13.1.5	the Intellectual Property and the exercise of the rights granted to KellPlant in terms of this Agreement does not infringe in any manner whatsoever on the intellectual property rights of any third party either within or outside the Licensed Territory;

13.1.6	South African Patent 2000/6600 is valid and in force;

13.1.7	other than the Intellectual Property and save for any improvement to the Intellectual Property there are no other registered or unregistered forms of intellectual property that need to be licensed in order to enable the use of Kelltechnology for its intended purpose; and

13.1.8	Lifezone and/or Kelltech SA has not received any notice of infringement of any Intellectual Property from any party.

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14.	KELLTECH SA COVENANTS

14.1	Kelltech SA hereby covenants to KellPlant that it shall procure that:

14.1.1	Lifezone shall not license the Intellectual Property in the Licensed Territory to any third party or Liddell;

14.1.2	Lifezone shall not grant, sell, assign or otherwise encumber any interest in the Intellectual Property in the Licensed Territory to or in favour of any third party or Liddell;

14.1.3	Lifezone shall notify Kelltech SA if it receives any notice or claim from a third party that: (a) challenges the validity of the Intellectual Property (or any part thereof); or (b) the exercise of any of the rights under the Intellectual Property in terms of this Agreement in the Licensed Territory infringes the intellectual property rights of such third party, and if Lifezone does receive such a claim it shall defend such a claim; and

14.1.4	Lifezone shall use its reasonable endeavours to conduct its affairs such that it shall not be considered a South African resident for tax purposes.

15.	WARRANTIES BY EACH PARTY

15.1	Each of the Parties hereby warrant to and in favour of the other Party that as at the Signature Date, the Effective Date and all periods between such dates:

15.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

15.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

15.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not:

15.1.3.1	contravene any law or regulation to which it is subject;

15.1.3.2	contravene any provision of its constitutional documents; or

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15.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

15.2	Each warranty and undertaking in this Agreement:

15.2.1	is a separate warranty and undertaking and will in no way be limited or restricted by reference to or inference from the terms of any other warranty or undertaking or by any other words in this Agreement;

15.2.2	shall continue and remain in force notwithstanding the completion of the transactions contemplated in this Agreement; and

15.2.3	be deemed to be material and to be a material representation inducing the recipient to enter into this Agreement.

16.	INFRINGEMENT

If any claim is made against KellPlant arising out of any alleged infringement of the intellectual property rights of a third party or to legal proceedings arising out of such claim. KellPlant shall as soon as is reasonably possible after such claim comes to its attention notify Kelltech SA of the claim, whereupon, KellTech SA shall notify KellTech Mauritius of such claim and KellTech Mauritius shall defend such claim in accordance with the provisions of the KellTech SA Licence. KellPlant shall give KellTech Mauritius all reasonable assistance in the defence of such claim at the expense of KellTech Mauritius.

17.	CESSION AND ASSIGNMENT

The rights and obligations of KellPlant are personal and may not be ceded, assigned, let or otherwise disposed of in any manner whatsoever without the prior written consent of Kelltech SA which consent may be granted or withheld in Kelltech SA’s absolute discretion.

18.	FORCE MAJEURE

18.1	A Party is not liable for a failure to perform any of its obligations under this Agreement in so far as it proves:

18.1.1	that the failure was due to an impediment beyond its control;

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18.1.2	that it could not reasonably be expected to have taken the impediment and its effects upon the party’s ability to perform into account at the time of the conclusion of the contract; and

18.1.3	that it could not reasonably have avoided or overcome the impediment or at least its effects.

18.2	An impediment in clause 18.1 may result from events such as the following, this enumeration not being exhaustive;

18.2.1	war, whether declared or not, civil war, civil violence, riots and revolution, acts of piracy, acts of sabotage;

18.2.2	natural disasters such as violent storms, cyclones, earthquakes, tidal waves, floods, destruction by lightening;

18.2.3	explosions, fire, destruction of machines, of factories and of any kind of installations;

18.2.4	boycotts, strikes and lock-outs of all kinds, go-slow, occupation of factories and premises, and work stoppages;

18.2.5	acts of authority, whether lawful or unlawful, apart from acts for which the party seeking relief has assumed the risk by virtue of any other provisions of this Agreement; and apart from the matters mentioned in clause 18.3.

18.3	For the purposes of clause 18.1 “impediment” does not include lack of authorisations, of licenses, or permits or of approvals necessary for the performance of the licence.

18.4	Relief from liability for non-performance by reason of the provisions clause 18 shall commence on the date upon which the Party seeking relief gives notice of the impediment relied upon and shall terminate upon the date upon which such impediment ceases to exist; provided that if such impediment continues for a period of more than 6 (six) months either Party shall be entitled to terminate this Agreement by written notice to the other Party.

19.	CONFIDENTIALITY

19.1	Save as provided in this clause 19, each Party shall, and shall procure that its respective officers, directors, employees, agents, auditors and advisors shall, treat as confidential all

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information relating to the Intellectual Property, to any other Party or relating to their respective businesses that is of a confidential nature and which is obtained by that Party in terms of, or arising from the implementation of this Agreement, which may become known to it by virtue of being a Party (together, the “Protected Information”), and shall not reveal, disclose or authorise the disclosure of any such Protected Information to any third party or use (save for the permitted use of the Protected Information by KellPlant) such Protected Information for its own purpose or for any purposes.

19.2	The obligations of confidentiality in clause 19.1 shall not apply in respect of the disclosure or use of such information in the following circumstances:

19.2.1	In respect of disclosures of the Protected Information by KellPlant to a third party where such disclosure is made in the proper conduct of the business of KellPlant and such disclosure is made subject to a suitable written confidentiality undertaking signed by the third party protecting the confidential nature of the Protected Information;

19.2.2	in respect of any information which is previously known by such Party (other than as a result of any breach or default by any Party or other person of any agreement by which such confidential information was obtained by such Party);

19.2.3	in respect of any information which is in the public domain (other than as a result of any breach or default by any Party);

19.2.4	any disclosure to any Party’s professional advisors, executive staff, board of directors or similar governing body who (i) such Party believes have a need to know such information, and (ii) are notified of the confidential nature of such information and are bound by a general duty of confidentiality in respect thereof materially similar to that set out herein;

19.2.5	any disclosure required by law or by any court of competent jurisdiction or by any regulatory authority or by the rules or regulations of any stock exchange; or

19.2.6	any disclosure made by a Party made in accordance with that Party’s proper pursuit of any legal remedy in respect of this Agreement.

19.3	In the event that a Party is required to disclose confidential information as contemplated in clause 19.2.5, such Party will:

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19.3.1	advise any Party/ies in respect of whom such information relates (the “Relevant Party/ies”) in writing prior to disclosure, if possible;

19.3.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

19.3.3	afford the Relevant Party/ies a reasonable opportunity, if possible, to intervene in the proceedings;

19.3.4	comply with the Relevant Party/ies’ reasonable requests as to the manner and terms of such disclosure; and

19.3.5	notify the Relevant Party/ies of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

19.4	The obligations contained in this clause shall survive the expiry or termination of this Agreement for any reason. On the termination of this Agreement KellPlant shall, at the request of Kelltech SA, by not later than 12 (twelve) months after such request destroy or return all information and materials belonging to Kelltech SA then in its possession, custody or control, including all confidential information and shall not retain any copies of the same, with the exception that KellPlant may retain such information and materials as are reasonably required by law or any applicable governmental or regulatory authority.

20.	GOVERNING LAWS

20.1	This Agreement is governed by, and all disputes, claims, controversies, or disagreements of whatever nature arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, termination or enforceability, (a “Dispute”) shall be resolved in accordance with the laws of Mauritius.

20.2	Notwithstanding anything to the contrary contained in clause 21, any Party shall be entitled to apply for any interdict (or any other matter that cannot be resolved pursuant to clause 21) to be heard by any competent court having jurisdiction.

21.	SETTLEMENT OF DISPUTES

21.1	Amicable Settlement

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If any Dispute arises between any of the Parties, they shall use all reasonable endeavours to resolve the matter amicably and in good faith. If one Party gives any other Party notice that a Dispute has arisen and the Parties are unable to resolve such Dispute within 30 (thirty) days of service of such notice, then such Dispute shall be referred to the respective chairmen or chief executives or other nominated senior representative of the Parties in dispute. No Party shall resort to arbitration against any other Party under this Agreement until at least 30 (thirty) days after such referral. This shall not affect a Party’s right to seek interim relief.

21.2	Arbitration

21.2.1	Unless provided for to the contrary in this Agreement, a Dispute which arises in regard to:

21.2.1.1	the interpretation of;

21.2.1.2	the carrying into effect of;

21.2.1.3	any of the Parties’ rights and obligations arising from;

21.2.1.4	the termination or purported termination of or arising from the termination of; or

21.2.1.5	the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement or on any matter which in terms of this Agreement requires agreement by the Parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction), and which is not resolved in accordance with clause 21.1, shall be submitted to and decided by arbitration under the rules of the London Court of International Arbitration (the “LCIA Rules”) and such rules are deemed to be incorporated by reference into this clause.

21.2.2	The seat and place of arbitration shall be in Mauritius with only the Parties and their representatives present thereat.

21.2.3	The Parties shall use their reasonable endeavours to procure the expeditious completion of the arbitration.

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21.2.4	Save as expressly provided in this Agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in Mauritius.

21.2.5	There shall be one arbitrator who shall, if the question in issue is:

21.2.5.1	primarily a legal matter, a practising senior counsel or, alternatively, a practising attorney of not less than 15 (fifteen) years’ experience as an attorney; or

21.2.5.2	any other matter, a suitably qualified person.

21.2.6	The appointment of the arbitrator shall be agreed upon by the Parties in writing or, failing agreement by the Parties within 10 (ten) Business Days after the arbitration has been demanded, at the request of any of the Parties shall be nominated by the LCIA Court in accordance with the LCIA Rules.

21.2.7	The Parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

21.2.8	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

21.2.9	The provisions of this clause are severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

21.2.10	The arbitrator shall have the power to give default judgment if any Party fails to make submissions on due date and/or fails to appear at the arbitration, which judgment the arbitrator shall be entitled to rescind on good cause shown in terms of the legal principles applicable to rescission of judgments.

22.	BREACH

22.1	If a Party (the “Defaulting Party”) commits any breach of this Agreement including any failure to pay royalties and fails to remedy such breach within 20 (twenty) Business Days, (the “Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (the “Claiming Party”) will not be entitled to cancel this Agreement (save as contemplated in clause 18 (Force Majeure)), and in this regard the Parties agree that the cancellation of this Agreement (save as contemplated in clause 18 (Force Majeure)) in the event of a breach would be an inappropriate and insufficient remedy and that irreparable

22

damage would occur if the provisions of this Agreement were not complied with, but will be entitled, at its option, to (a) claim specific performance of all or any of the Defaulting Party’s obligations under this Agreement at such point in time, with or without claiming damages, or (b) claim damages.

22.2	Notwithstanding anything in this Agreement, if KellPlant ceases using Kelltechnology in all respects for any reason whatsoever then with effect from the date upon which KellPlant ceases using Kelltechnology in all respects until the date on which KellPlant starts using Kelltechnology again KellPlant, without being liable to Kelltech SA for any penalty, will not be obliged to pay any royalties to Kelltech SA in respect of use of the Kelltechnology by KellPlant other than royalties which have accrued to Kelltech SA in respect of KellPlant prior to the date upon which KellPlant ceases using Kelltechnology or royalties which accrue to Kelltech SA in respect of KellPlant after the date upon which KellPlant again starts using Kelltechnology.

23.	WHOLE AGREEMENT

23.1	This document constitutes the whole of the agreement (to the exclusion of all else) between the Parties relating to the subject matter hereof.

23.2	No amendment, alteration, addition, variation or consensual cancellation of this document will be valid unless in writing and signed by the Parties.

24.	WAIVER

24.1	No waiver of any of the terms or conditions of this Agreement will be binding for any purpose unless expressed in writing and signed by the Party giving the same and any such waiver will be effective only in the specific instance and for the purpose given.

24.2	No failure or delay on the part of either Party in exercising any right, power or privilege will operate as a waiver, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

25.	NOTICES

25.1	The Parties choose as their address for service for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

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25.1.1	Kelltech SA:

Physical:      [***]

Postal:      [***]

Fax:      [***]

For the attention of: [***]

With a copy to: [***]

And to:      [***]

And to:      [***]

Fax:      [***]

For attention: [***]

25.1.2	KellPlant:

Physical:      [***]

Postal:      [***]

Fax:      [***]

For the attention of: [***]

With a copy to: [***]

And to:      [***]

And to:      [***]

Fax:      [***]

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For attention: [***]

25.2	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by fax but not by e-mail, unless the relevant Party has specified an e-mail address in clause 25.1 above, in which case it shall be competent to give notice to such Party by way of e-mail.

25.3	Any Party may by notice to any other Party change the physical address chosen as its address for service vis-a-vis that Party to another physical address the relevant jurisdiction or its fax number, provided that the change shall become effective vis-a-vis that addressee on the 10th (tenth) Business Day from the receipt of the notice by the addressee.

25.4	Any notice to a Party:

25.4.1	sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its address for service to which post is delivered shall be deemed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

25.4.2	delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its address for service shall be deemed to have been received on the day of delivery; or

25.4.3	sent by fax to its chosen fax number stipulated in clause 25.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved), provided that the sender has received a receipt indicating proper transmission.

25.5	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address for service.

26.	FURTHER ASSURANCE

Each Party shall, at the reasonable request of any other Party, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by applicable law in order to completely and punctually implement and/or give effect to this Agreement.

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27.	COSTS

Each Party shall bear its own costs in relation to the negotiation, preparation and implementation of this Agreement.

28.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

29.	SEVERABILITY

In the event that any of the provisions of this Agreement are found to be invalid, unlawful or unenforceable, such terms shall be severable from the remaining terms, which shall continue to be valid and enforceable.

SIGNED by the Parties on the dates and at the places set out below.

For:	KELLPLANT (PTY) LTD

Signature:	[***]
who warrants that he / she is duly authorised thereto
Name:
Date:	03/02/2016
Place:

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For:	NEWSHELF 1342 (PTY) LTD

Signature:	[***]
who warrants that he / she is duly authorised thereto
Name:
Date:	16/02/2016
Place:

TABLE OF CONTENTS

Clause number and description	Page

1.	INTERPRETATION AND DEFINITIONS	2

2.	PREAMBLE	8

3.	CONDITION PRECEDENT	9

4.	LICENSED RIGHTS	10

5.	TERM OF AGREEMENT	10

6.	TITLE TO THE INTELLECTUAL PROPERTY	11

7.	DELIVERY OF INTELLECTUAL PROPERTY AND PROVISION OF TECHNICAL EXPERTISE	11

8.	ROYALTIES AND MARKET REPORTS	11

9.	LIABILITY FOR INTEREST ON LATE PAYMENTS	12

10.	ACCOUNTING RECORDS	12

11.	TAXES	13

12.	IMPROVEMENTS TO THE INTELLECTUAL PROPERTY	13

13.	WARRANTIES BY KELLTECH SA	14

14.	KELLTECH SA COVENANTS	15

15.	WARRANTIES BY EACH PARTY	15

16.	INFRINGEMENT	16

17.	CESSION AND ASSIGNMENT	16

18.	FORCE MAJEURE	16

19.	CONFIDENTIALITY	17

20.	GOVERNING LAWS	19

21.	SETTLEMENT OF DISPUTES	19

22.	BREACH	21

23.	WHOLE AGREEMENT	22

24.	WAIVER	22

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25.	NOTICES	22

26.	FURTHER ASSURANCE	24

27.	COSTS	26

28.	EXECUTION IN COUNTERPARTS	26

29.	SEVERABILITY	26

Orkid S.a r.I. (“Orkid”)
(registration no. B 167 777)
Legis House 11 New Street, St Peter Port
Guernsey GY1 3EG

To:
KellTech Limited (“KellTech”)
(formerly Lifezone SA Ventures Limited)
(company no. 084564 C1/GBL)
4th Floor, Ebene Skies rue de I‘Institute
Ebene, Republic of Mauritius

Kelltechnology South Africa (RF)
Proprietary Limited (“KellTech SA”)
(registration no. 2008/026628/07)
6 Ecofusion Office Park Block B,
324 Witch-Hazel Ave Highveld Park, Ext 59
Centurion, Gauteng, 0157
Republic of South Africa

The Industrial Development Corporation
Of South Africa Limited (“IDC”)
19 Fredman Drive, Sandown, 2191
Republic of South Africa
(Attention: Head of Basic Metals and Mining)

Lifezone Limited (“Lifezone”)
(attn: [***])
(company no. 081243 C2/GBL)
4th Floor, Ebene Skies rue de I‘Institute
Ebene, Republic of Mauritius

Kellplant Proprietary Limited (“KellPlant”)
(registration no. 2015/364753/07)
6 Ecofusion Office Park Block B,
324 Witch-Hazel Ave Highveld Park,
Ext 59 Centurion, Gauteng, 0157
Republic of South Africa

22 May 2020

Dear Sirs

Amendments to the KellTech SA arrangements

Further to discussions between the parties, the following amendments to the KellTech SA arrangements have been agreed with effect from the date hereof.

1.	We refer to the following KellTech arrangements (together, the “KellTech Documents”):

1.1	the KellTech SA Shareholders Agreement dated 12 February 2016 between Lifezone, Orkid, IDC, KellTech and KellTech SA, as amended (the “KellTech SA Shareholders Agreement”);

1.2	the KellTech SA Licence Agreement dated 16 April 2014 between KellTech Mauritius and KellTech SA, as amended, including by the first addendum dated 12 February 2016 (the “KellTech SA Licence”);

1.3	the KellPlant Licence Agreement dated 12 February 2016 between KeliTech SA and KellPlant, as amended (the “KellPlant Licence”, and together with the KellTech SA Licence, the “Licence Agreements”;

1.4	the KellTech SA Memorandum of Incorporation, as amended (the “KellTech SA Constitution”).

2.	In each of the KellTech Documents:

2.1	the definition of “PGMs” will be amended by the replacement of the definition in its entirety with the following:

2

”“PGMs” means (a) platinum, palladium, rhodium, ruthenium, iridium and osmium (all six being the metallic elements contained in the Platinum Group of the Periodic Table, “PGEs”) but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs; (b) gold and silver (“Precious Metals”) but only where the primary focus of the extraction process is on the extraction of one or more of PGEs or one or more of the Precious Metals; and (c) nickel, copper, cobalt, and other metals, elements or compounds but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs or one or more of the Precious Metals;”

2.2	the definition of “Patents” will be amended by the replacement of the definition in its entirety with the following:

““Patents” means, to the extent that they relate to Kelltechnology only

(a)	South African Patent 2000/6600;
(b)	South African provisional patent application 2012/05222;
(c)	South African Patent No. 2014/09387;
(d)	African Regional Intellectual Property Organisation (“ARIPO”) Patent No. AP/P/2014/008110;
(e)	South African Patent No. 2015/08577;
(f)	ARIPO Patent No. AP/P/2015/008962;
(g)	South African Patent No. 2014/08684;
(h)	South African Patent No. 2017/05992;
(i)	ARIPO Patent No. AP/P/2015/008960;
(j)	South African Patent No. 2018/04188; and
(k)	ARIPO Patent No. AP/P/2018/010822,

and all patent applications and granted patents in the Licenced Territory in the same patent family as any of the aforementioned patent applications;”

3.	In each of the KellTech SA Shareholders Agreement and the KellTech SA Constitution:

3.1	the definition of “Intellectual Property” will be amended by the replacement of the definition in its entirety with the following (underlined text is underlined solely to indicate it is new):

““Intellectual Property” means all intellectual property rights relating to Kelltechnology of whatsoever nature, whether registered or unregistered, owned, licensed to or controlled by Lifezone in the Licensed Territory, including, without limitation, the ‘mentions, information and technologies that form the subject matter of the Patents and the Know-How in each case relating to Kelltechnology, and all current and future improvements, variations and individual unit operations thereof, whether conceived of, developed and/or acquired by Lifezone and regardless of howsoever created;”

4.	In each of the Licence Agreements, the definition of “Net Refinery Return” will be amended by the replacement of the definition in its entirety with the following (struckthrough text is struckthrough solely to indicate it has been deleted):

““Net Refinery Return” means the net revenue (after deducting transport costs, customs clearing costs, refining charges and realizations) received from the sales of ~~refined~~ PGMs produced from Concentrate from a plant using Kelltechnology;”

5.	To the extent necessary, where the relevant agreed amendment appears in the KellTech SA Constitution, the relevant parties will procure that such constitution is formally amended so that such amendment is implemented. For the avoidance of doubt, the relevant parties will

3

procure that the relevant shareholder resolutions are proposed, passed and registered as may be required by local law.

This letter is governed by, and all disputes of whatever nature arising out of or in connection with this letter shall be resolved in accordance with the laws of the Republic of South Africa.

The provisions of clauses 24 (Settlement of Disputes) and 31 (Execution in Counterparts) of the KellTech SA Shareholders Agreement will apply to this letter as if set out in full herein.

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke

For and on behalf of:	Orkid S.à r.l.

Name:	Erich Clarke

who warrants that he / she is duly authorised thereto
Date:	10 June 2020
Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke

For and on behalf of:	Kelltech Limited

Name:	Erich Clarke

who warrants that he / she is duly authorised thereto
Date:	29 May 2020
Place:	[***]

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By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ [***]

For and on behalf of:	Lifezone Limited

Name:	[***]

who warrants that he / she is duly authorised thereto
Date:	12 June 2020
Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter

Signature:	/s/ R S Wallace	/s/ ZR Coetzee

For and on behalf of:	The Industrial Development Corporation of South Africa Limited	Industrial Development Corporation

Name:	R S Wallace	ZR COETZEE

who warrants that he / she is duly authorised thereto
Date:	30/10/20	30 October 2020
Place:	[***]	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke

For and on behalf of:	Kelltechnology South Africa (RF) Proprietary Limited

Name:	Erich Clarke

who warrants that he / she is duly authorised thereto
Date:	29 May 2020
Place:	[***]

5

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ [***]

For and on behalf of:	Kellplant Proprietary Limited

Name:	[***]

who warrants that he / she is duly authorised thereto
Date:	12 June 2020
Place:	[***]